                                                                       Exhibit 2
________________________________________________________________________________
________________________________________________________________________________

                              PURCHASE AGREEMENT

                          Dated as of August 25, 2000

                                 By and Among

                          BMOC ACQUISITIONS XIV, LLC,
                     a Delaware limited liability company,

                  PAINE WEBBER REAL ESTATE SECURITIES, INC.,
                            a Delaware corporation,

                                      and

                          MAGNA ENTERTAINMENT CORP.,
                            a Delaware corporation.


________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS

1.       DEFINITIONS........................................................................................       1

2.       SALE AND TRANSFER OF INTERESTS AND SHARES; CLOSING.................................................      10

         2.1      TRANSFER OF INTERESTS AND SHARES..........................................................      10

         2.2      PURCHASE PRICE............................................................................      10

         2.3      CLOSING...................................................................................      10

         2.4      CLOSING OBLIGATIONS.......................................................................      10

         2.5      PURCHASE PRICE ADJUSTMENT.................................................................      11

3.       REPRESENTATIONS AND WARRANTIES OF SELLER...........................................................      12

         3.1      ORGANIZATION AND GOOD STANDING............................................................      12

         3.2      AUTHORITY; NO CONFLICT....................................................................      12

         3.3      CAPITALIZATION............................................................................      13

         3.4      FINANCIAL STATEMENTS......................................................................      13

         3.5      BOOKS AND RECORDS.........................................................................      14

         3.6      TITLE TO PROPERTIES; ENCUMBRANCES.........................................................      14

         3.7      ACCOUNTS RECEIVABLE.......................................................................      14

         3.8      NO UNDISCLOSED LIABILITIES................................................................      15

         3.9      TAXES.....................................................................................      15

         3.10     NO MATERIAL ADVERSE CHANGE................................................................      15

         3.11     EMPLOYEE BENEFITS.........................................................................      15

         3.12     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS...........................      19

         3.13     LEGAL PROCEEDINGS; ORDERS.................................................................      20

         3.14     ABSENCE OF CERTAIN CHANGES AND EVENTS.....................................................      20

         3.15     CONTRACTS; NO DEFAULTS....................................................................      21

         3.16     INSURANCE.................................................................................      22

         3.17     ENVIRONMENTAL MATTERS.....................................................................      22

         3.18     EMPLOYEES.................................................................................      24

         3.19     LABOR RELATIONS; COMPLIANCE...............................................................      24

         3.20     INTELLECTUAL PROPERTY.....................................................................      25

         3.21     CERTAIN PAYMENTS..........................................................................      26

         3.22     DISCLOSURE................................................................................      26

         3.23     BROKERS OR FINDERS........................................................................      26

                               TABLE OF CONTENTS
                                  (Continued)

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4.       REPRESENTATIONS AND WARRANTIES OF BUYER................................................................    26

         4.1      ORGANIZATION AND GOOD STANDING................................................................    26

         4.2      AUTHORITY; NO CONFLICT........................................................................    26

         4.3      CERTAIN PROCEEDINGS...........................................................................    27

         4.4      INVESTMENT INTENT OF BUYER....................................................................    27

         4.5      BROKERS OR FINDERS............................................................................    28

         4.6      BUYER'S INVESTIGATION.........................................................................    28

5.       COVENANTS OF SELLER....................................................................................    28

         5.1      ACCESS AND INVESTIGATION......................................................................    28

         5.2      OPERATION OF THE BUSINESS OF ACQUIRED COMPANIES...............................................    28

         5.3      NEGATIVE COVENANT.............................................................................    29

         5.4      REQUIRED APPROVALS............................................................................    29

         5.5      NOTIFICATION..................................................................................    29

         5.6      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS....................................................    30

         5.7      NO NEGOTIATION................................................................................    30

         5.8      BEST EFFORTS..................................................................................    30

         5.9      NON-COMPETITION...............................................................................    30

         5.10     PAYMENT TO EMPLOYEES..........................................................................    30

6.       COVENANTS OF BUYER.....................................................................................    31

         6.1      APPROVALS OF GOVERNMENTAL BODIES..............................................................    31

         6.2      BEST EFFORTS..................................................................................    31

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE....................................................    32

         7.1      ACCURACY OF REPRESENTATIONS...................................................................    32

         7.2      SELLER'S PERFORMANCE..........................................................................    32

         7.3      CONSENTS......................................................................................    32

         7.4      ADDITIONAL DOCUMENTS..........................................................................    32

         7.5      NO PROCEEDINGS................................................................................    33

         7.6      NO CLAIM REGARDING LIMITED LIABILITY COMPANY INTERESTS, STOCK OWNERSHIP OR SALE PROCEEDS......    33

         7.7      NO PROHIBITION................................................................................    33

                               TABLE OF CONTENTS
                                  (continued)

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
         7.8      COMPLETION OF DUE DILIGENCE...................................................................    33

         7.9      SAN MATEO COUNTY..............................................................................    33

8.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE...................................................    33

         8.1      ACCURACY OF REPRESENTATIONS...................................................................    34

         8.2      BUYER'S PERFORMANCE...........................................................................    34

         8.3      ADDITIONAL DOCUMENTS..........................................................................    34

         8.4      NO INJUNCTION.................................................................................    34

9.       TERMINATION............................................................................................    34

         9.1      TERMINATION EVENTS............................................................................    34

         9.2      EFFECT OF TERMINATION.........................................................................    35

10.      INDEMNIFICATION; REMEDIES..............................................................................    35

         10.1     SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE..................................    35

         10.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER..............................................    36

         10.3     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER-- ENVIRONMENTAL MATTERS......................    36

         10.4     INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER...............................................    37

         10.5     TIME LIMITATIONS..............................................................................    37

         10.6     LIMITATIONS ON AMOUNT-- SELLER................................................................    38

         10.7     LIMITATIONS ON AMOUNT-- BUYER.................................................................    38

         10.8     PROCEDURE FOR INDEMNIFICATION-- THIRD PARTY CLAIMS............................................    38

         10.9     PROCEDURE FOR INDEMNIFICATION-- OTHER CLAIMS..................................................    39

11.      BUYER'S ACKNOWLEDGEMENT................................................................................    39

12.      GUARANTY OF SELLER'S OBLIGATIONS.......................................................................    40

         12.1     GUARANTY......................................................................................    40

13.      GENERAL PROVISIONS.....................................................................................    40

         13.1     EXPENSES......................................................................................    40

         13.2     PUBLIC ANNOUNCEMENTS..........................................................................    40

         13.3     CONFIDENTIALITY...............................................................................    41

         13.4     NOTICES.......................................................................................    41

         13.5     JURISDICTION; SERVICE OF PROCESS..............................................................    42

                               TABLE OF CONTENTS
                                  (continued)

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
         13.6     FURTHER ASSURANCES............................................................................    42

         13.7     WAIVER........................................................................................    43

         13.8     ENTIRE AGREEMENT AND MODIFICATION.............................................................    43

         13.9     DISCLOSURE LETTER.............................................................................    43

         13.10    ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS............................................    43

         13.11    SEVERABILITY..................................................................................    43

         13.12    SECTION HEADINGS, CONSTRUCTION................................................................    44

         13.13    TIME OF ESSENCE...............................................................................    44

         13.14    GOVERNING LAW.................................................................................    44

         13.15    COUNTERPARTS..................................................................................    44

                              PURCHASE AGREEMENT

          This Purchase Agreement (this "Agreement") is made as of August 25,
                                         ---------
2000 by and among BMOC Acquisitions XIV, LLC, a Delaware limited liability company ("Seller"), Paine Webber Real Estate Securities, Inc., a Delaware
          ------
corporation ("Guarantor"), and Magna Entertainment Corp., a Delaware corporation
              ---------
("Buyer").
  -----
                                    RECITAL

          Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding (i) limited liability company interests (the "Interests")
                                                                     ---------
of Bay Meadows Operating Company LLC, a Delaware limited liability company ("BMOC"), which owns and operates a thoroughbred horse racing and pari-mutuel
  ----
wagering business (the "Business") at Bay Meadows (the "Track"), and (ii) shares
                        --------                        -----
of capital stock (the "Shares") of Bay Meadows Catering, a California
                       ------
corporation ("Catering"), for the consideration and on the terms set forth in
              --------
this Agreement.

                                   AGREEMENT

          The parties, intending to be legally bound, hereby agree as follows:

     1.   DEFINITIONS

          For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

          "Acquired Companies" -- means BMOC and Catering, collectively.
           ------------------

          "Acquisition Date" -- February 25, 1999.
           ----------------

          "Applicable Contract" -- any Contract (a) under which either Acquired
           -------------------
Company has or may acquire any rights, (b) under which either Acquired Company has or may become subject to any obligation or liability, or (c) by which either Acquired Company or any of the assets owned or used by it is or may become bound and that (i) obligates such Acquired Company to pay an amount of $50,000 or more after June 30, 2000, (ii) has an unexpired term as of June 30, 2000 in excess of one year, (iii) contains a covenant not to compete or otherwise significantly restricts the business or affairs of such Acquired Company, (iv) provides for an extension of credit to or by such Acquired Company in an amount in excess of $10,000 other than consistent with normal credit terms, (v) substantially limits the ability of Seller or either Acquired Company to conduct business in the ordinary course, including as to manner or place, (vi) provides for a guaranty by such Acquired Company, (vii) provides for a right of first refusal by or in favor of such Acquired Company, (viii) constitutes a collective bargaining agreement or provides for severance benefits to any officer, director or employee of such Acquired Company, (ix) represents a contract upon which the business of such Acquired Company is substantially dependent or a contract which is otherwise Material to such business, (xi) requires aggregate expenditures in excess of $50,000 or (xii) relates to the leasing of or future commitments to lease any of the assets of such Acquired Company, including any Intellectual Property Assets.

          "Balance Sheet" -- as defined in Section 3.4(a).
           -------------

          "Best Efforts" -- the efforts that a prudent Person acting in a
           ------------
commercially reasonable manner and desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

          "BMOC" -- as defined in the recital to this Agreement.
           ----

          "Breach" -- a "Breach" of a representation, warranty, covenant,
           ------
obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any Material inaccuracy in or Material breach of, or any Material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision or (b) any Material claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such Material inaccuracy, breach, failure, claim, occurrence,
 ------
or circumstance.

          "Business" -- as defined in the recital to this Agreement.
           --------

          "Business Day" -- means any day that is not a Saturday, a Sunday or
           ------------
other day on which banks are required or authorized by law to be closed in Toronto or the City of New York.

          "Buyer" -- as defined in the first paragraph of this Agreement.
           -----

          "Buyer's Accountants" -- Ernst & Young LLP, independent accountants of
           -------------------
Buyer.

          "Catering" -- as defined in the recital to this Agreement.
           --------

          "CHRB" -- the California Horse Racing Board.
           ----

          "Cleanup" -- as defined in the definition of Environmental, Health and
           -------
Safety Liabilities.

          "Closing" -- as defined in Section 2.3.
           -------

          "Closing Balance Sheet" -- the audited statement of assets,
           ---------------------
liabilities and members' or shareholders' equity (including the related notes and schedules thereto) of the Acquired Companies, to be prepared pursuant to
Section 2.5(a) and to be dated as of the Closing Date.

          "Closing Date" -- the date and time as of which the Closing actually
           ------------
takes place.

          "Consent" -- any approval, consent, ratification, waiver, or other
           -------
authorization (including any Governmental Authorization).

          "Contemplated Transactions" -- all of the transactions contemplated by
           -------------------------
this Agreement, including:

          (a)  the sale of the Interests and the Shares by Seller to Buyer;

          (b) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement;

          (c) Buyer's acquisition and ownership of the Interests and the Shares and exercise of control over the Acquired Companies; and

          (d) the execution, delivery and performance of the Lease by the parties thereto.

          "Contract" -- any agreement, contract, obligation, promise, or
           --------
undertaking (whether written or oral and whether express or implied) that is legally binding.

          "Damages" -- as defined in Section 10.2.
           -------

          "Disclosure Letter" -- the disclosure letter delivered by Seller to
           -----------------
Buyer concurrently with the execution and delivery of this Agreement.

          "Encumbrance" -- any charge, claim, community property interest,
           -----------
condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

          "Environment" -- soil, land surface or subsurface strata, surface
           -----------
waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

          "Environmental, Health and Safety Liabilities" -- any cost, damages,
           --------------------------------------------
expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses;

          (c) financial responsibility for cleanup costs or corrective action, including any required investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") (whether or not such Cleanup has
                                  -------
been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other required compliance, corrective, investigative, or remedial measures.

The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended.

          "Environmental Law" -- any Legal Requirement that requires or relates
           -----------------
to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e)  protecting resources, species, or ecological amenities;

          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (g) cleaning up pollutants that have been released, preventing the Threat of Release, or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

          "ERISA" -- the Employee Retirement Income Security Act of 1974 or any
           -----
successor law, and regulations and rules issued pursuant to that act or any successor law.

          "Existing Lease" -- any and all Contracts between Seller and its
           --------------
affiliates, as landlord, and BMOC and its affiliates, as tenant, existing prior to the Closing.

          "Facilities" -- any real property, leaseholds, or other interests
           ----------
currently or formerly owned, leased or operated by either Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned, leased or operated by either Acquired Company.

          "GAAP" -- generally accepted United States accounting principles,
           ----
applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

          "Governmental Authorization" -- any approval, consent, license,
           --------------------------
permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

          "Governmental Body" -- any:
           -----------------

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b)  federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d)  multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          "Guarantor" -- as defined in the first paragraph of this Agreement.
           ---------

          "Hazardous Activity" -- the distribution, generation, handling,
           ------------------
importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or either Acquired Company.

          "Hazardous Materials" -- any waste or other substance that is listed,
           -------------------
defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

          "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976
           -------
or any successor law, and regulations and rules issued pursuant to that act or any successor law.

          "Indemnified Persons" -- as defined in Section 10.2.
           -------------------

          "Instrument of Assignment" -- the Assignment of Limited Liability
           ------------------------
Company Interests assigning all of Seller's right, title and interest in the Interests to Buyer, substantially in the form of Exhibit 1.1 attached hereto.
                                                 -----------

          "Intellectual Property Assets" -- as defined in Section 3.20.
           ----------------------------

          "Interests" -- as defined in the recital to this Agreement.
           ---------

          "Interim Balance Sheet" -- as defined in Section 3.4(a).
           ---------------------

          "IRC" -- the Internal Revenue Code of 1986 or any successor law, and
           ---
regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

          "IRS" -- the United States Internal Revenue Service or any successor
           ---
agency, and, to the extent relevant, the United States Department of the Treasury.

          "Knowledge" -- an individual will be deemed to have "Knowledge" of a
           ---------
particular fact or other matter if:

          (a)  such individual is actually aware of such fact or other matter;
or

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the ordinary course of business.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, manager, member, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

          "Lease" -- the Lease between PW Acquisitions IV, LLC, a Delaware
           -----
limited liability company, as landlord, and BMOC, as tenant, in the form of
Exhibit 1.2 attached hereto, as such Lease may be amended, supplemented or
-----------
otherwise modified from time to time.

          "Legal Requirement" -- any federal, state, local, municipal, foreign,
           -----------------
international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

          "Material" -- any inaccuracy, breach, failure, claim, occurrence,
           --------
circumstance or event, whether individually or in conjunction with any other inaccuracy, breach, failure, claim, occurrence, circumstance or event, whether or not related, that does or could reasonably be expected to change or influence the judgment of a reasonable person.

          "Occupational Safety and Health Law" -- any Legal Requirement designed
           ----------------------------------
to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

          "Order" -- any award, decision, injunction, judgment, order, ruling,
           -----
subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

          "Ordinary Course of Business" -- an action taken by a Person will be
           ---------------------------
deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the governing body of such Person and is not required to be specifically authorized by the parent company (if any) of such Person; and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the governing body, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          "Organizational Documents" -- (a) the certificate of formation and
           ------------------------
limited liability company agreement of a limited liability company; (b) the articles or certificate of incorporation and the bylaws or code of regulation of a corporation; (c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

          "Person" -- any individual, corporation (including any non-profit
           ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

          "Plan" -- as defined in Section 3.11.
           ----

          "Proceeding" -- any action, arbitration, audit, hearing,
           ----------
investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "Purchase Price" -- as defined in Section 2.2.
           --------------

          "Related Person" -- with respect to a particular individual:
           --------------

          (a)  each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a manager, member, director, officer, partner, executor, or trustee (or in a similar capacity).

          With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b) any Person that holds a Material Interest in such specified
Person;

          (c) each Person that serves as a manager, member, director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d)  any Person in which such specified Person holds a Material
Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f)  any Related Person of any individual described in clause (b) or
(c).

          For purposes of this definition, (a) the "Family" of an individual
                                                    ------
includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or
                                           -----------------
indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act) of voting securities or other voting interests representing at least 50% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 50% of the outstanding equity securities or equity interests in a Person.

          "Release" -- any spilling, leaking, emitting, discharging, depositing,
           -------
escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

          "Representative" -- with respect to a particular Person, any manager,
           --------------
member, director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

          "Schedule of Payments to Employees" -- the schedule of severance
           ---------------------------------
payment and bonus policies set forth on Exhibit 1.3 attached hereto.
                                        -----------

          "Securities Act" -- the Securities Act of 1933 or any successor law,
           --------------
and regulations and rules issued pursuant to that act or any successor law.

          "Securities Exchange Act" -- the Securities Exchange Act of 1934 or
           -----------------------
any successor law, and regulations and rules issued pursuant to that act or any successor law.

          "Seller" -- as defined in the first paragraph of this Agreement.
           ------

          "Seller's Accountants" -- Ernst & Young LLP, independent
           --------------------
accountants of Seller.

          "Seller's Knowledge"-- the Knowledge of any of Terrence E. Fancher,
           ------------------
John C. Tashjian, F. Jack Liebau, Michael Scalzo, and Michael Ziegler.

          "Shares" -- as defined in the recital to this Agreement.
           ------

          "Subsidiary" -- with respect to any Person (the "Owner"), any
           ----------                                      -----
corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

          "Tax" -- any tax (including any income tax, capital gains tax, value-
           ---
added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

          "Tax Return" -- any return (including any information return), report,
           ----------
statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          "Threat of Release" -- a substantial likelihood of a Release that may
           -----------------
require action in order to prevent or mitigate damage to the Environment that may result from such Release.

          "Threatened" -- a claim, Proceeding, dispute, action, or other matter
           ----------
will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

          "Track" -- as defined in the recital to this Agreement.
           -----

          "Trade Secrets" -- as defined in Section 3.20(a).
           -------------

     2.   SALE AND TRANSFER OF INTERESTS AND SHARES; CLOSING

          2.1    TRANSFER OF INTERESTS AND SHARES

          Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Interests and the Shares to Buyer, and Buyer will purchase the Interests and the Shares from Seller.

          2.2    PURCHASE PRICE

          The purchase price will be $24,100,001 in cash (the "Purchase Price"),
                                                               --------------
of which $24,100,000 is allocated to the Interests and $1.00 is allocated to the Shares.

          2.3    CLOSING

          The purchase and sale (the "Closing") provided for in this Agreement
                                      -------
will take place at the offices of Buyer's counsel at 400 South Hope Street, Los Angeles, California, at 10:00 a.m. (local time) on the later of (i) November 17, 2000 or (ii) a Business Day selected by Buyer with not less than three (3) Business Days notice to Seller that is not less than two (2) but not more than ten (10) Business Days following the receipt of all Governmental Authorizations required in order for Buyer and Seller to consummate the Contemplated Transactions, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

          2.4    CLOSING OBLIGATIONS

          At the Closing:

                 (a)    Seller will deliver to Buyer:

                        (i)     the Instrument of Assignment executed by Seller;

                        (ii) certificates representing the Shares, endorsed to Buyer or endorsed in blank for transfer to Buyer; and

                        (iii) a certificate executed by Seller to the effect that each of Seller's representations and warranties in this Agreement was accurate in all Material respects as of the date of this Agreement and is accurate in all Material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Seller to Buyer prior to the Closing Date in accordance with Section 5.5); and

                 (b)    Buyer will deliver to Seller:

                        (i) $24,100,001 in immediately available funds by wire transfer to the account specified by Seller; and

                        (ii) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement was accurate in all Material respects as of the date of this Agreement and is accurate in all Material respects as of the Closing Date as if made on the Closing Date.

          2.5    PURCHASE PRICE ADJUSTMENT

          The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 2.5:

                 (a) As promptly as practicable, but in any event within sixty (60) calendar days following the Closing Date, Seller shall deliver to Buyer the Closing Balance Sheet, together with a report thereon of Seller's Accountants stating that the Closing Balance Sheet fairly presents the financial position of the Acquired Companies at the Closing Date in conformity with GAAP applied on a basis consistent with the Acquired Companies' historical accounting policies. Promptly upon receipt of the Closing Balance Sheet and such report, Buyer shall deliver copies of the same to Buyer's Accountants. As promptly as practicable, but in any event within fifteen (15) calendar days, Buyer shall deliver to Seller its objection, if any, to the Closing Balance Sheet and any proposed adjustments.

                 (b) If the parties are unable to agree on the Closing Balance Sheet, then each party shall refer the open issues to a senior technical accounting partner of such party's accountants selected by such party to resolve the disagreement, and such partners' determination of the validity of Buyer's objection and proposed adjustments shall be final and binding on all parties. If the technical accounting partners are unable to agree on the Closing Balance Sheet, then either Buyer or Seller may refer the matter to a nationally recognized accounting firm independent of Buyer and Seller (the "Independent
                                                                 -----------
Firm"); provided that, if Buyer and Seller are unable to agree on the
----    --------
Independent Firm within a period of fifteen (15) calendar days from the receipt by Seller of Buyer's objection and proposed adjustments, the Independent Firm shall be chosen at random by Buyer's Accountants and Seller's Accountants from among the "Big Five" accounting firms that are independent of Buyer and Seller. The Independent Firm's determination of the validity of Buyer's objection and proposed adjustments shall be final and binding on all parties. The fees and expenses of the Independent Firm shall be paid by the party against whom the Independent Firm's final determination is made; provided that, if such final
                                                --------
determination is not wholly in favor of one or the other party, the Independent Firm shall apportion its fees and expenses between the parties in accordance with the Independent Firm's determination of the relative merits of each party's position, which determination shall be final and binding on all parties.

                 (c) Seller shall pay to Buyer in cash within five Business Days of delivery to Buyer of the Closing Balance Sheet (the "Adjustment Date")
                                                             ---------------
the amount, if any, by which liabilities of the Acquired Companies exceed current assets of the Acquired Companies as shown, in each case, on the Closing Balance Sheet. If current assets of the Acquired Companies exceed liabilities of the Acquired Companies, as shown on the Closing Balance Sheet, Buyer shall pay to Seller in cash within five Business Days of the Adjustment Date the amount of such excess.

     3.    REPRESENTATIONS AND WARRANTIES OF SELLER

           Seller represent and warrant to Buyer as follows:

           3.1     ORGANIZATION AND GOOD STANDING

                   (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of organization, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each member or shareholder and the percentage interest held by each). Each Acquired Company is duly organized and validly existing, in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                   (b) Seller has delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

           3.2     AUTHORITY; NO CONFLICT

                   (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

                   (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                          (i)     contravene, conflict with, or result in a
violation of (A) any provision of the Organizational Documents of Seller or either Acquired Company, or (B) any resolution adopted by the governing body or the members or shareholders of Seller or either Acquired Company;

                          (ii)    contravene, conflict with, or result in a
violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller or either Acquired Company, or any of the assets owned or used by either Acquired Company, may be subject;

                          (iii)   contravene, conflict with, or result in a
violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Seller or either Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, either Acquired Company;

                      (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                      (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by either Acquired Company.

Except as set forth in Part 3.2 of the Disclosure Letter, neither Seller nor either Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          3.3   CAPITALIZATION

                (a) Seller is the owner of all of the outstanding limited liability company interests of BMOC, all of which constitute the Interests. Seller is and will be on the Closing Date the record and beneficial owner and holder of the Interests, free and clear of all Encumbrances.

                (b) The authorized equity securities of Catering consist of 250 shares of common stock, par value $100 per share, of which 250 shares are issued and outstanding and constitute the Shares. Seller is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances.

                (c) The Interests and the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any limited liability company interests, equity securities or other securities of either Acquired Company. None of the outstanding equity securities or other securities of either Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. Neither Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

          3.4   FINANCIAL STATEMENTS

                (a) Seller has delivered to Buyer: (a) combined balance sheets of BMOC and Catering as at December 31 in each of 1998 and 1999, and the related combined statements of income, equity and cash flow for the periods then ended, together with the report thereon of Seller's Accountants (the combined balance sheet as at December 31, 1999, including the notes thereto, is referred to herein as the "Balance Sheet"), and (b) an unaudited combined balance sheet of
               -------------
BMOC and Catering as at June 30, 2000 (the "Interim Balance Sheet") and the
                                            ---------------------
related unaudited combined statement of income.

                (b) Such financial statements fairly present the financial condition and the results of operations, changes in equity and cash flow of BMOC and Catering as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be Materially adverse) and the absence of notes (that, if presented, would not differ Materially from those included in the Balance Sheet). The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any other Person are required by GAAP to be included in the financial statements of either Acquired Company.

          3.5    BOOKS AND RECORDS

          The books of account, minute books, limited liability company interest records, stock record books and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct in all Material respects. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

          3.6    TITLE TO PROPERTIES; ENCUMBRANCES

                 (a) The Acquired Companies own all the assets (whether tangible or intangible) that they purport to own located in the Facilities or reflected as owned in the books and records of the Acquired Companies, including all of the assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business) and all of such assets purchased or otherwise acquired since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice).

                 (b) All assets of the Acquired Companies are free and clear of all Encumbrances, except, with respect to all such assets: (a) security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (b) security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists.

          3.7    ACCOUNTS RECEIVABLE

          All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts
                                                                     --------
Receivable") represent or will represent valid obligations arising from sales
----------
actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice), except as may be provided in the Closing Balance Sheet. Part 3.7 of the

Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

          3.8    NO UNDISCLOSED LIABILITIES

          Except as set forth in Part 3.8 of the Disclosure Letter, neither Acquired Company has liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

          3.9    TAXES

                 (a) Each Acquired Company has filed or caused to be filed (on a timely basis since the Acquisition Date) all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements. Seller has delivered to Buyer copies of, and Part 3.9 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns. Each Acquired Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller or the Acquired Companies, except such Taxes, if any, as are listed in Part 3.9 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

                 (b) The charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to such Acquired Company's liability for Taxes. To Seller's Knowledge there exists no proposed tax assessment against either Acquired Company, except as disclosed in the Balance Sheet or in Part 3.9 of the Disclosure Letter. All Taxes that each Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          3.10   NO MATERIAL ADVERSE CHANGE

          Since the date of the Balance Sheet, there has not been any Material adverse change in the business, operations, properties, prospects, assets, or condition of the Acquired Companies, and no event has occurred or circumstance exists that may result in such a Material adverse change.

          3.11   EMPLOYEE BENEFITS

                 (a) As used in this Section 3.11, the following terms have the meanings set forth below.

                 "Company Other Benefit Obligation" means an Other Benefit
                  --------------------------------
Obligation owed, adopted, or followed by either Acquired Company or an ERISA Affiliate of either Acquired Company.

                 "Company Plan" means all Plans in which employees or former
                  ------------
employees of either Acquired Company participate, or to which either Acquired Company otherwise contributes or has contributed. All references to Plans are to Company Plans unless the context requires otherwise.

                 "ERISA Affiliate" means, with respect to an Acquired Company,
                  ---------------
any other person that, together with such Acquired Company, would be treated as a single employer under IRC (S) 414.

                 "Federation Plan" means the California Race Track Pension Plan.
                  ---------------

                  "Multi-Employer Plan" means a Company Plan described in ERISA
                   -------------------
(S) 3(37)(A).

                 "Other Benefit Obligations" means all obligations,
                  -------------------------
arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents of either Acquired Company, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC (S) 132.

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any
                  ----
successor thereto.

                 "Pension Plan" has the meaning given in ERISA (S) 3(2)(A).
                  ------------

                 "Plan" has the meaning given in ERISA (S) 3(3).
                  ----

                 "Plan Sponsor" has the meaning given in ERISA (S) 3(16)(B).
                  ------------

                 "Qualified Plan" means any Plan that meets or purports to meet
                  --------------
the requirements of IRC (S) 401(a).

                 "Title IV Plans" means all Pension Plans that are subject to
                  --------------
Title IV of ERISA, 29 U.S.C. (S) 1301 et seq., other than Multi-Employer Plans.

                 (b) Part 3.11(b) of the Disclosure Letter contains a complete and accurate list of all Company Plans and Company Other Benefit Obligations, and identifies as such all Company Plans that are (A) Qualified Plans or (B) Multi-Employer Plans.

                 (c) Seller has delivered to Buyer and without regard to any Multi-Employer Plan or the Federation Plan except for purposes of clause (iii) hereof:

                        (i) all documents that set forth the terms of any Company Plan or Company Other Benefit Obligation and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Seller or either Acquired Company are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and

(B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans and Company Other Benefit Obligations for which a plan description or summary plan description is not required;

                        (ii) all personnel, payroll, and employment manuals and policies;

                        (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by either Acquired Company, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by either Acquired Company;

                        (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

                        (v) all insurance policies purchased by or to provide benefits under any Company Plan;

                        (vi) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan sponsored by either Acquired Company;

                        (vii) all reports submitted within the two years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan or Company Other Benefit Obligation;

                        (viii) the Form 5500 filed in each of the most recent three plan years with respect to any Company Plan, including all schedules thereto and the opinions of independent accountants;

                        (ix) all notices that were given by either Acquired Company or any Company Plan to the IRS or the PBGC, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.11;

                        (x) all notices that were given by the IRS, the PBGC, or the Department of Labor to either Acquired Company, or any Company Plan sponsored by either Acquired Company, within the four years preceding the date of this Agreement; and

                        (xi) with respect to Qualified Plans, the most recent determination letter for each Plan of either Acquired Company that is a Qualified Plan.

                (d)     Except as set forth in Part 3.11(d) of the Disclosure
Letter:

                        (i) Each Acquired Company has performed all of its obligations under all Company Plans and Company Other Benefit Obligations. Each Acquired

Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans and Obligations that have accrued but are not due.

                        (ii) Each Acquired Company, with respect to all Company Plans and Company Other Benefits Obligations (other than any Multi-Employer Plan or the Federation Plan), is, and each such Company Plan and Company Other Benefit Obligation is, in all Material respects, in compliance with ERISA, the IRC, and other applicable Legal Requirements including the provisions of such Legal Requirements expressly mentioned in this Section 3.11, and with any applicable collective bargaining agreement.

                                (A)   All filings required by ERISA and the IRC
as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                                (B)   After the Closing Date, neither Buyer nor
either Acquired Company will have any liability with respect to any Plan of a pre-Closing Date ERISA Affiliate.

                        (iii) Each Company Plan that is not a Qualified Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                        (iv) Since the Acquisition Date, there has been no establishment or amendment of any Company Plan or Company Other Benefit Obligation.

                        (v) To Seller's Knowledge, no event has occurred or circumstance exists that could result in a Material increase in premium costs of any Company Plan or Company Other Benefit Obligations that is insured, or a Material increase in benefit costs of such Plans and Other Benefit Obligations that are self-insured.

                        (vi) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or Proceeding involving, any Company Plan or Company Other Benefit Obligation (other than any Multi-Employer Plan or the Federation Plan) is pending or, to Seller's Knowledge, threatened.

                        (vii) Except for defects that be corrected without meaningful cost or liability, each Qualified Plan of either Acquired Company (other than any Multi-Employer Plan or the Federation Plan) is qualified in form and operation under IRC (S) 401(a), and each trust for each such Plan is exempt from federal income tax under IRC (S) 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                        (viii) Neither Acquired Company has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement.

                        (ix) Neither Acquired Company has received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

                         (x)       Except to the extent required under ERISA (S)
601 et seq. and IRC (S) 4980B, neither Acquired Company provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                         (xi)      Seller and each Acquired Company have
complied with the provisions of ERISA (S) 601 et seq. and IRC (S) 4980B.

                         (xii)     No payment that is owed or may become due to
any director, officer, employee, or agent of either Acquired Company will be non-deductible to such Acquired Company or be subject to tax under IRC (S) 280G or (S) 4999; nor will either Acquired Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                         (xiii)    The consummation of the Contemplated
Transactions will not result in the payment, vesting, or acceleration of any benefit.

                         (xiv)     No event has occurred that could result in
any liability of either Acquired Company as the result of being treated, together with one or more ERISA Affiliates, as a single employer under IRC (S) 414 or similar provisions of ERISA.

          3.12      COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
AUTHORIZATIONS

                    (a)  Except as set forth in Part 3.12(a) of the Disclosure
Letter:

                         (i)    to Seller's Knowledge, each Acquired Company is
in compliance in all Material respects with each Legal Requirement that is applicable to the conduct or operation of its business or the ownership or use of any of its assets;

                         (ii)   to Seller's Knowledge no event has occurred or
circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by either Acquired Company of, or a failure on the part of either Acquired Company to comply with, in any Material respect any Legal Requirement applicable to the conduct or operation of its business or the ownership or use of any of its assets; and

                         (iii)  neither Acquired Company has received, at any
time since the Acquisition Date, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of either Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                    (b) To Seller's Knowledge, Part 3.12(b) of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by each

Acquired Company and that is required in the conduct or operation of its business or the ownership or use of its assets. To Seller's Knowledge, each Governmental Authorization listed or required to be listed in Part 3.12 of the Disclosure Letter is valid and in full force and effect.

               3.13 LEGAL PROCEEDINGS; ORDERS

                    (a) Except as set forth in Part 3.13 of the Disclosure Letter, there is no pending Proceeding:

                         (i)  that has been commenced by or against either
Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, either Acquired Company; or

                         (ii) that challenges, or that may have the effect of
preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To Seller's Knowledge: (1) no such Proceeding has been Threatened and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.13 of the Disclosure Letter. The Proceedings listed in Part 3.13 of the Disclosure Letter will not have a Material adverse effect on the business, operations, assets, condition, or prospects of either Acquired Company.

                    (b)  Except as set forth in Part 3.13 of the Disclosure
Letter:

                         (i)     there is no Order to which either Acquired
Company, or any of the assets owned or used by such Acquired Company, is subject;

                         (ii)    Seller is not subject to any Order that relates
to the business of, or any of the assets owned or used by, either Acquired Company; and

                         (iii)   no manager, member, officer, director, agent,
or employee of either Acquired Company is subject to any Order that prohibits such Person from engaging in or continuing any conduct, activity, or practice relating to the business of the Acquired Companies.

               3.14     ABSENCE OF CERTAIN CHANGES AND EVENTS

               Except as set forth in Part 3.14 of the Disclosure Letter, since the date of the Balance Sheet, each Acquired Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                         (a)  change in either Acquired Company's membership or
authorized or issued capital stock; grant of any option or right to purchase limited liability company interests or shares of capital stock of either Acquired Company; issuance of any security convertible into such interests or capital stock; or declaration or payment of any distribution or payment in respect of such interests or capital stock;

                         (b)  amendment to the Organizational Documents of
either Acquired Company;

                         (c)  increase by either Acquired Company of any
bonuses, salaries, or other compensation to any manager, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any manager, officer, or employee;

                         (d)  increase in the payments to or benefits under, any
profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of either Acquired Company;

                         (e)  damage to or destruction or loss of any asset or
property of either Acquired Company, whether or not covered by insurance, Materially and adversely affecting the properties, assets, business, financial condition, or prospects of either Acquired Company, taken as a whole;

                         (f)  entry into, termination of, or receipt of notice
of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to either Acquired Company of at least $50,000;

                         (g)  sale (other than sales of inventory in the
Ordinary Course of Business), lease, or other disposition of any asset or property of either Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any Material asset or property of either Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                         (h)  cancellation or waiver of any claims or rights
with a value to either Acquired Company in excess of $50,000;

                         (i)  Material change in the accounting methods used by
either Acquired Company; or

                         (j)  agreement, whether oral or written, by either
Acquired Company to do any of the foregoing.

               3.15      CONTRACTS; NO DEFAULTS

                         (a)  Part 3.15(a) of the Disclosure Letter contains a
complete and accurate list, and Seller has delivered to Buyer true and complete copies, of each Applicable Contract.

                         (b)  Except as set forth in Part 3.15(b) of the
Disclosure Letter, each Applicable Contract identified or required to be identified in Part 3.15(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

                         (c)  Except as set forth in Part 3.15(c) of the
Disclosure Letter:

                              (i)  each Acquired Company is, and at all times
since the Acquisition Date has been, in compliance in all Material respects with the applicable terms and requirements of each Applicable Contract; and

                              (ii) to Seller's Knowledge no event has occurred
or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give either Acquired Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract.

                         (d)  There are no renegotiations of, attempts to
renegotiate, or outstanding rights to renegotiate any Material amounts paid or payable to either Acquired Company under current or completed Contracts with any Person and, to Seller's Knowledge, no such Person has made written demand for such renegotiation.

               3.16      INSURANCE

               Seller has delivered to Buyer true and complete copies of all policies of insurance to which either Acquired Company is a party or under which either Acquired Company, or any manager or member thereof, is or has been covered at any time within the three years preceding the date of this Agreement, with respect to the Acquired Companies and their respective businesses. Except as set forth in Part 3.16 of the Disclosure Letter, each Acquired Company and its business is insured with reputable insurers against all risks normally insured against by companies in similar lines of business, and all of the insurance policies maintained by Seller and each Acquired Company relating to the Acquired Companies and their respective businesses are in full force and effect and will be in effect as of the Closing.

               3.17      ENVIRONMENTAL MATTERS

               Except as set forth in part 3.17 of the Disclosure Letter or in any environmental report or study listed in part 3.17 of the Disclosure Letter and except for the storage of normal and customary maintenance and other supplies used in the conduct or operation of either Acquired Company's business that are stored, used and disposed of in compliance with applicable Environmental Laws:

                         (a)  each Acquired Company is in full compliance with,
and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller nor either Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest or(ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which either Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by either Acquired Company, or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                         (b)  There are no pending or, to Seller's Knowledge,
Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which either Acquired Company has or had an interest.

                         (c)  Neither Seller nor either Acquired Company has any
basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which either Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by either Acquired Company, or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                         (d)  Neither Acquired Company nor any other Person for
whose conduct it is or may be held responsible has any Environmental, Health, and Safety Liabilities with respect to the Facilities.

                         (e)  There are no Hazardous Materials present on or in
the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, or incorporated into any structure therein or thereon. Neither Seller, either Acquired Company, any other Person for whose conduct they are or may be held responsible, or to Seller's Knowledge, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which either Acquired Company has or had an interest except in full compliance with all applicable Environmental Laws.

                         (f)  There has been no Release or, to Seller's
Knowledge or the knowledge of either Acquired Company, Threat of Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities.

                         (g)  Seller has delivered to Buyer true and complete
copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or either Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Seller, either Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

               3.18      EMPLOYEES

                         (a)  Part 3.18 of the Disclosure Letter contains a
complete and accurate list of the following information for each employee or manager of each Acquired Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable, and any change in compensation since the Acquisition Date outside the Ordinary Course of Business; vacation accrued; and service credited for purposes of vesting and eligibility to participate under such Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, bonus, severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan, or any other employee benefit or similar plan.

                         (b)  Except as set forth in Part 3.18 of the Disclosure
Letter, no employee or manager of either Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or manager and any other Person ("Proprietary Rights Agreement") that in any way
                               ----------------------------
adversely affects or will affect (i) the performance of his duties as an employee or manager of such Acquired Company, or (ii) the ability of either Acquired Company to conduct its business, including any Proprietary Rights Agreement with Seller or either Acquired Company by any such employee or manager. To Seller's Knowledge, no officer or other key employee of either Acquired Company intends to terminate his employment with such Acquired Company.

                         (c)  Part 3.18 of the Disclosure Letter also contains a
complete and accurate list of the following information for each retired employee or manager of each Acquired Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

               3.19      LABOR RELATIONS; COMPLIANCE

               Except as set forth in Part 3.19 of the Disclosure Letter, (i) neither Acquired Company has been and is a party to any collective bargaining or other labor Contract since the Acquisition Date, and (ii) there has not been, there is not presently pending or existing, and there is not Threatened: (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting either Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting such Acquired Company or its premises, or (c) any application for certification of a collective bargaining agent. To Seller's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by either Acquired Company, and no such action is contemplated by either Acquired Company. To Seller's Knowledge, each Acquired Company has complied in all Material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Neither Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

               3.20      INTELLECTUAL PROPERTY

                         (a)  Intellectual Property Assets-- The term
"Intellectual Property Assets" includes:
 ----------------------------
                              (i)    any and all rights in the name "Bay
Meadows," all fictional business names, trade names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");
                                                            -----
                              (ii)   all patents, patent applications, and
inventions and discoveries that may be patentable, if any;

                              (iii)  all copyrights in both published works and
unpublished works:

                              (iv)   all rights in mask works; and

                              (v)    all know-how, trade secrets, confidential
information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets")
                                                             -------------
owned, used, or licensed by either Acquired Company as licensee or licensor.

                         (b)  Trademarks

                              (i)    Part 3.20(b) of Disclosure Letter contains
a complete and accurate list and summary description of all Marks. One or both of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims. Buyer agrees that Seller and its affiliates, and their respective successors and assigns, shall retain the right to use the name "Bay Meadows" and the Mark shown on Exhibit 3.20 in
                                                          ------------
connection with their use and/or development of the real property currently owned by an affiliate of Seller that is or has been a portion of the real property commonly known as Bay Meadows Racetrack.

                              (ii)   No Mark has been or is now involved in any
opposition, invalidation, or cancellation and, to Seller's Knowledge, no such action is Threatened with respect to any of the Marks.

                              (iii)  To Seller's Knowledge, there is no
potentially interfering trademark or trademark application of any third party.

               3.21      CERTAIN PAYMENTS

               Since the Acquisition Date, to Seller's Knowledge, neither Acquired Company nor any manager, officer, agent, or employee thereof, or to Seller's Knowledge any other Person associated with or acting for or on behalf of either Acquired Company, has directly or indirectly made any contribution, gift, rebate, or other payment to any Person, private or public, in violation of any Legal Requirement.

               3.22      DISCLOSURE

                         (a)  To Seller's Knowledge no representation or
warranty of Seller in this Agreement and no statement in the Disclosure Letter omits to state a Material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                         (b)  No notice given pursuant to Section 5.5 will
contain any Materially untrue statement or omit to state a Material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading in any Material way.

               3.23      BROKERS OR FINDERS

               Seller and its Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          4.   REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer represents and warrants to Seller as follows:

               4.1       ORGANIZATION AND GOOD STANDING

               Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own and use the properties and assets that it purports to own or use and to perform all of its obligations under this Agreement.

               4.2       AUTHORITY; NO CONFLICT

                         (a)  This Agreement constitutes the legal, valid, and
binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

                         (b)  Except for Governmental Authorizations of the CHRB
and as required under the HSR Act, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                              (i)    any provision of Buyer's Organizational
Documents;

                              (ii)   any resolution adopted by the board of
directors or the stockholders of Buyer;

                              (iii)  any Legal Requirement or Order to which
Buyer may be subject; or

                              (iv)   any Contract to which Buyer is a party or
by which Buyer may be bound.

               4.3       CERTAIN PROCEEDINGS

               There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

               4.4       INVESTMENT INTENT OF BUYER

                         (a)  Buyer is acquiring the Interests and the Shares
for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

                         (b)  Without limiting or affecting the representations
and warranties of Seller, Buyer acknowledges that it has reviewed and discussed the business, affairs and current prospects of the Acquired Companies with such Persons as it has deemed appropriate or desirable in connection with the Contemplated Transactions. Buyer further acknowledges that it has requested, received and reviewed such information, undertaken such investigation and made such further inquiries of officers of the Acquired Companies and others as it has deemed appropriate or desirable in connection with such transactions.

                         (c)  Buyer understands that it must bear the economic
risk of its investment for an indefinite period of time because the Interests and the Shares will not be registered under the Securities Act or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available.

                         (d)  Buyer, either alone or together with its
Representatives, has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of its investment in the Acquired Companies.

          4.5   BROKERS OR FINDERS

          Buyer and its Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, and Buyer will indemnify, defend, protect and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its Representatives.

          4.6   BUYER'S INVESTIGATION

          Buyer has completed its own review of each Acquired Company's properties, contracts, books and records, and other documents and data. Except for the representations and warranties set forth in Section 3 and the Disclosure Letter, Buyer is not making the purchase of the Interests and Shares in reliance upon any statement or representations, express or implied, made by Seller or its Representatives as to the condition of or characteristics of the Acquired Companies, the Interests or the Shares, or their compliance with any Legal Requirements applicable to either Acquired Company, the Interests or the Shares, including, but not limited to any rights granted or withdrawn by CHRB with respect to the Acquired Companies or their respective businesses or affairs, either now or in the future.

     5.   COVENANTS OF SELLER

          5.1   ACCESS AND INVESTIGATION

          Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company and its Representatives to: (a) afford Buyer and its Representatives reasonable access during normal business hours to the Acquired Companies' personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and its Representatives with copies of all such contracts, books and records, and other existing documents and data in Seller's or the Acquired Companies' possession or control as Buyer may reasonably request, and (c) furnish Buyer and Representatives with such additional financial, operating, and other data and information as Buyer may reasonably request.

          5.2   OPERATION OF THE BUSINESS OF ACQUIRED COMPANIES

          Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company to:

               (a) conduct the business of such Acquired Company only in the Ordinary Course of Business;

               (b) use its Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

               (c) confer with Buyer concerning operational matters of a Material nature; and

               (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of such Acquired Company.

         5.3   NEGATIVE COVENANT

         Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.15 is likely to occur.

         5.4   REQUIRED APPROVALS

         As promptly as practicable after the date of this Agreement, Seller and each Acquired Company will co-operate with Buyer to make all filings required by Legal Requirements to be made in order to consummate the Contemplated Transactions (including all filings under the HSR Act and with the CHRB). Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company to: (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (b) cooperate with Buyer in obtaining all Consents identified in Section 4.2 (including taking all commercially reasonable actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act and all commercially reasonable actions requested by Buyer to obtain the approval of the CHRB with respect to the Contemplated Transactions).

         5.5   NOTIFICATION

         Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or either Acquired Company becomes aware of any fact or condition that causes any of Seller's representations and warranties as of the date of this Agreement to no longer be true or correct, or if Seller or either Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause any such representation or warranty to be untrue had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

          5.6   PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

          Seller will cause any indebtedness owed to either Acquired Company by Seller or any Related Person of Seller to be paid in full prior to Closing.

          5.7   NO NEGOTIATION

          Until such time, if any, as this Agreement is terminated pursuant to
Section 9, Seller will not, and will cause each Acquired Company and each of their respective Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of either Acquired Company, or any limited liability company interests in or capital stock of such Acquired Company, or any merger, consolidation, business combination, or similar transaction involving such Acquired Company.

          5.8   BEST EFFORTS

          Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

          5.9   NON-COMPETITION

          For a period of three (3) years after the Closing Date neither Seller nor any Related Person of Seller will engage, directly or indirectly, in the operation of a horse racing track in Northern California; provided that this covenant should not preclude Seller and its Related Persons from owning up to five (5) percent of the equity securities of a Person that is engaged in the operation of a horse racing track in Northern California so long as such securities are registered under Section 12(b) or 12(g) of the Securities Exchange Act.

          5.10  PAYMENT TO EMPLOYEES

                (a) Seller shall be responsible for (i) any and all severance payments payable to employees of either Acquired Company who are identified by Buyer not less than thirty (30) days prior to the Closing Date and who are terminated before or after the Closing Date and (ii) one-half of any severance payments made to F. Jack Liebau pursuant to the second sentence of Section 4(b) of the employment agreement dated June 27, 2000 between him and BMOC; provided, that, if Seller makes any severance payments pursuant to this Section 5.10(a), Buyer shall reimburse Seller for all such payments attributable to former employees of either Acquired Company who are subsequently re-employed by Buyer or its affiliates in California within eighteen (18) months of the Closing Date, in the case of F. Jack Liebau, Michael A.

Scalzo, Paul C. Miller, Michael R. Ziegler and Richard J. Lewis, and within one
(1) year of the Closing Date, in all other cases.

               (b) Buyer shall be responsible for (i) all severance payments payable to employees of either Acquired Company who are terminated after the Closing Date and who were not identified as provided in Section 5.10(a) and (ii) one-half of any severance payments made to F. Jack Liebau pursuant to the second sentence of Section 4(b) of the employment agreement dated June 27, 2000 between him and BMOC.

               (c) Seller shall be responsible for all severance payments payable to employees of either Acquired Company who are terminated on or before the Closing Date and who are not identified as provided in Section 5.10(a).

               (d) Seller shall be responsible for all bonuses payable to employees for the year 2000 and all bonuses payable as a result of the Contemplated Transactions.

               (e) All payments pursuant to (i) Section 5.10(a), (ii) Section 5.10(b) for employees terminated within six (6) months after the Closing Date,
(iii) Section 5.10(c) and (iv) Section 5.10(d) shall be in accordance with the applicable severance payment and bonus policies set forth in the Schedule of Payments to Employees.

     6.   COVENANTS OF BUYER

          6.1  APPROVALS OF GOVERNMENTAL BODIES

               (a) As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act and with the CHRB). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining any consents identified in Part 3.2 of the Disclosure Letter; provided that Buyer will not be required to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

               (b) In the event that CHRB approval is not obtained by December 31, 2000 and this Agreement is terminated as provided in Section 9.1(d), for a period of thirty (30) months from the date of termination of the Agreement, Buyer will not attempt either directly or indirectly, through any affiliate, third party, Related Person of Buyer or by any legislative action or otherwise, to change the historically allocated racing dates of BMOC without the prior written consent of Seller.

          6.2  BEST EFFORTS

          Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

          Buyer's obligation to purchase the Interests and the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

          7.1   ACCURACY OF REPRESENTATIONS

          Each of Seller's representations and warranties in this Agreement must have been accurate in all Material respects as of the date of this Agreement, and must be accurate in all Material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

          7.2   SELLER'S PERFORMANCE

                (a) Each of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all Material respects.

                (b)   Each document required to be delivered pursuant to Section
2.4 must have been delivered.

          7.3   CONSENTS

          Each of the Consents identified in Part 3.2 of the Disclosure Letter, and each Consent identified in Section 4.2, must have been obtained and must be in full force and effect.

          7.4   ADDITIONAL DOCUMENTS

          Each of the following documents must have been delivered to Buyer:

                (a) an opinion of Gibson, Dunn & Crutcher LLP, dated the Closing Date, in the form of Exhibit 7.4(a);
                             --------------

                (b) written resignations of those managers of the Acquired Companies listed in a letter delivered by Buyer to Seller not less than five days prior to the Closing Date;

                (c)   the Lease, duly executed by Seller and/or its affiliates;
and

                (d) such other documents as Buyer may reasonably request in a form reasonably satisfactory to Buyer and Seller for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.3(a), (ii) evidencing the accuracy of any of Seller's representations and warranties, (iii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or
(v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

          7.5   NO PROCEEDINGS

          Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

          7.6 NO CLAIM REGARDING LIMITED LIABILITY COMPANY INTERESTS, STOCK OWNERSHIP OR SALE PROCEEDS

          There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any limited liability company interests or capital stock of, or any other voting, equity, or ownership interest in, either Acquired Company, or (b) is entitled to all or any portion of the Purchase Price.

          7.7   NO PROHIBITION

          Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), Materially contravene, or conflict with, or result in a Material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any Material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

          7.8   COMPLETION OF DUE DILIGENCE

          Buyer shall not have notified Seller in writing prior to September 14, 2000 that its review of the Acquired Companies' properties, contracts, books and records, and other documents and data was unsatisfactory.

          7.9   SAN MATEO COUNTY

          Buyer shall not have notified Seller in writing prior to September 14, 2000 that it was unable to reach a satisfactory agreement in principle with San Mateo County as to the development of a simulcast facility.

     8.   CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

          Seller's obligation to sell the Interests and the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

          8.1   ACCURACY OF REPRESENTATIONS

          Each of Buyer's representations and warranties in this Agreement must have been accurate in all Material respects as of the date of this Agreement and must be accurate in all Material respects as of the Closing Date as if made on the Closing Date.

          8.2   BUYER'S PERFORMANCE

                (a) Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all Material respects.

                (b) Buyer must have delivered each of the documents required to be delivered by, and made each of the payments required to be made by, Buyer pursuant to Section 2.4.

          8.3   ADDITIONAL DOCUMENTS

          Buyer must have caused the following documents to be delivered to
Seller:

                (a) an opinion of O'Melveny & Myers LLP, dated the Closing Date, in the form of Exhibit 8.3(a);
                     -------------

                (b)   the Lease, duly executed by BMOC and/or its affiliates;
and

                (c) such other documents as Seller may reasonably request in a form reasonably satisfactory to Buyer and Seller for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iv) evidencing the satisfaction of any condition referred to in this Section 8, or
(v) otherwise facilitating the consummation of any of the Contemplated Transactions.

          8.4   NO INJUNCTION

          There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Interests or the Shares by Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

     9.   TERMINATION

          9.1   TERMINATION EVENTS

          This Agreement may, by notice given prior to or at the Closing, be terminated:

                (a) by either Buyer or Seller if a Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived or cured by such other party within three (3) days of written notice of such Breach;

                (b) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in
Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

                (c)   by mutual consent of Buyer and Seller;

                (d) by Seller if CHRB approval has not been obtained on or before December 31, 2000; or

                (e) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 2000, or such later date as the parties may agree upon.

          9.2   EFFECT OF TERMINATION

          Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 6.1(b), 13.1 and 13.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired; provided, further, that in the event this Agreement is terminated as a result of any change in the Disclosure Letter or any representation or warranty between the date of this Agreement and the Closing Date, which change resulted from other than a Breach by Buyer or Seller, then this Agreement shall terminate without further obligation hereunder.

     10.  INDEMNIFICATION; REMEDIES

          10.1  SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

          All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, any supplement to the Disclosure Letter, the certificate delivered pursuant to Section 2.4(a), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted by Buyer in connection with the Contemplated Transactions. Except as specifically set forth in this Agreement, the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

          10.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

          Seller will indemnify and hold harmless Buyer, each Acquired Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the
                               -------------------
Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly
                                                  -------
or indirectly, from or in connection with:

                (a) any Breach of any representation or warranty made by Seller in (i) this Agreement (without giving effect to any supplement to the Disclosure Letter made by Seller and given to Buyer on or after September 13,
2000), (ii) the Disclosure Letter (after giving effect to any supplement to the Disclosure Letter made by Seller and given to Buyer before September 13, 2000),
(iii) any supplement to the Disclosure Letter (after giving effect to any subsequent supplement to the Disclosure Letter made by Seller and given to Buyer before September 13, 2000), or (iv) any other certificate or document delivered by Seller pursuant to this Agreement;

                (b) any Breach by Seller of any covenant or obligation of Seller in this Agreement;

                (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or either Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; or

                (d) the Proceedings disclosed in Part 3.13 of the Disclosure Letter.

          The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

          10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER-- ENVIRONMENTAL MATTERS

          In addition to the provisions of Section 10.2, Seller will indemnify and hold harmless Buyer, each Acquired Company, and the other Indemnified Persons for, and will pay to Buyer, such Acquired Company, and the other Indemnified Persons the amount of, any Damages (including Cleanup costs) arising, directly or indirectly, from or in connection with:

                (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Seller or either Acquired Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Seller or either Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Seller or either Acquired Company or by any other Person for whose conduct they are or may be held responsible; or

               (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Seller or either Acquired Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of either Acquired Company prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by Seller or either Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

         Seller will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.3. The procedure described in Section 10.8 will apply to any claim solely for monetary damages relating to a matter covered by this Section 10.3.

         10.4   INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

         Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, (d) Buyer's investigation of the Facilities (including mechanic's liens), or (e) any willful misconduct or negligent act by Buyer or its Representatives during the investigation permitted by Section 5.1.

         10.5   TIME LIMITATIONS

         If the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3 and 3.10, unless on or before December 31, 2001 Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Section 3.10, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time on or before December 31, 2005; a claim with respect to Sections 3.3, 10.2(d) or 10.3 may be made at any time. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before December 31, 2001 Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

         10.6   LIMITATIONS ON AMOUNT -- SELLER

         Seller will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (b) of Section
10.2 until the total of all Damages with respect to such matters exceeds $200,000 and Seller shall have no liability for Damages in excess of $7,500,000. However, this Section 10.6 will not apply to: (a) any Breach of any of Seller's representations and warranties of which Seller had Knowledge at any time prior to the date on which such representation and warranty is made; (b) any intentional Breach by Seller of any covenant or obligation; or (c) any indemnification obligation arising from Sections 10.2(c), 10.2(d) or 10.3.

         10.7   LIMITATIONS ON AMOUNT -- BUYER

         Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (b) of Section
10.4 until the total of all Damages with respect to such matters exceeds $200,000. However, this Section 10.7 will not apply to: (a) any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made; (b) or any intentional Breach by Buyer of any covenant or obligation; or (c) any indemnification obligation arising from Section 4.5.

         10.8   PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS

                (a)   Promptly after receipt by an indemnified party under
Section 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3) Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

                (b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation.

                If the indemnifying party assumes the defense of a Proceeding,
(i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          10.9  PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS

          A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     11.  BUYER'S ACKNOWLEDGEMENT

          Notwithstanding anything contained in this Agreement to the contrary, Buyer acknowledges that immediately prior to the Closing:

                (a) the Existing Lease shall be terminated in all respects by agreement between the landlord and tenant thereunder, and title to all improvements and fixtures under the Existing Lease shall vest in the landlord under such lease; and

                (b) BMOC shall distribute to Seller all of the artwork set forth on Exhibit 11(b), and BMOC shall have no further right, title or interest in and to such artwork, except as a lessee under the Lease.

     12.  GUARANTY OF SELLER'S OBLIGATIONS

          12.1  GUARANTY

                (a) Guarantor hereby irrevocably and unconditionally guaranties the due and punctual payment in full of all obligations of Seller pursuant to this Agreement when due, including, without limitation, Seller's obligations under Section 10.

                (b) Guarantor's obligations shall not be discharged, released, modified or affected by any failure or delay on the part of Buyer in enforcing any of its rights or remedies nor any other circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the guarantied obligations. Guarantor waives: (i) any right to require Buyer to pursue or exhaust any remedy it may have against Seller or any other party before proceeding against Guarantor; (ii) any principles or provisions of law, statutory or otherwise, that are or might be, in conflict with the terms of this guaranty; (iii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof; and (iv) notices, demands, presentments, protests, and notices of action or inaction, including acceptance of this guaranty.

     13.  GENERAL PROVISIONS

          13.1  EXPENSES

          Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Buyer will pay one-half and Seller will pay one-half of the HSR Act filing fee. Seller will cause the Acquired Companies not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

          13.2  PUBLIC ANNOUNCEMENTS

          Except pursuant to Legal Requirement or with the prior written consent of the other party, neither Seller nor Buyer will, or will allow their respective Representatives to, directly or indirectly make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of, the Contemplated Transactions or any of the terms, conditions or other aspects thereof. If Legal Requirement requires such disclosure, the party under such requirement must first provide to the other party (no less than 5 Business Days prior to such proposed disclosure) the content of the disclosure, the reasons that such disclosure is required, the time and place that the disclosure will be made, and an opportunity to comment upon the form of such proposed disclosure.

          13.3  CONFIDENTIALITY

          Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause the directors, managers, officers, employees, agents, and advisors of Buyer, Seller and the Acquired Companies to maintain in confidence, any information furnished by another party or either Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Seller waives, and will upon Buyer's request cause each Acquired Company to waive, any cause of action, right, or claim arising out of the access of Buyer or its Representatives to any Trade Secrets or other confidential information of either Acquired Company except for the intentional competitive misuse by Buyer of such Trade Secrets or confidential information.

          13.4  NOTICES

          All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          Seller:   BMOC Acquisitions XIV, LLC
                    c/o Paine Webber Real Estate Securities, Inc.
                    1285 Avenue of the Americas, 19/th/ Floor
                    New York, New York 10019
                    Facsimile: 212-713-7949
                    Attention: John C. Tashjian/Terrence E. Fancher

                    With a copy to:

                    Gibson, Dunn & Crutcher LLP
                    One Montgomery Street, 26/th/ Floor
                    San Francisco, California 94104
                    Facsimile: 415-986-5309
                    Attention: Fred L. Pillon, Esq.

                    Guarantor: Paine Webber Real Estate Securities, Inc.
                               1285 Avenue of the Americas, 19/th/ Floor
                               New York, New York 10019
                               Facsimile: 212-713-7949
                               Attention: John C. Tashjian/Terrence E. Fancher

                    Buyer:     Magna Entertainment Corp.
                               c/o Magna International Inc.
                               337 Magna Drive
                               Aurora, Ontario, Canada L4G7K1
                               Facsimile: 905-726-7177
                               Attention: Mr. James Nicol

                               With a copy to:

                               Magna Entertainment Corp.
                               c/o O'Melveny & Myers LLP
                               610 Newport Center Drive
                               Newport Beach, California 92660
                               Facsimile: 949-823-6994
                               Attention: Scott Daruty, Esq.

                               and

                               O'Melveny & Myers LLP
                               400 South Hope Street
                               Los Angeles, California 90071-2899
                               Facsimile: 213-430-6407
                               Attention: Frederick B. McLane, Esq.

          13.5  JURISDICTION; SERVICE OF PROCESS

          Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of San Mateo, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          13.6  FURTHER ASSURANCES

          The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

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

          13.7   WAIVER

          The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          13.8   ENTIRE AGREEMENT AND MODIFICATION

          This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Seller dated April 7, 2000) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          13.9   DISCLOSURE LETTER

          The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement, except for specific cross-references.

          13.10  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

          No party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          13.11  SEVERABILITY

          If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and

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effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          13.12  SECTION HEADINGS, CONSTRUCTION

          The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          13.13  TIME OF ESSENCE

          With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          13.14  GOVERNING LAW

          This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

          13.15  COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                 [Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first written above.



BMOC ACQUISITIONS XIV, LLC


By: ____________________________

Name: __________________________

Title: _________________________


PAINE WEBBER REAL ESTATE SECURITIES, INC.


By: ____________________________

Name: __________________________

Title: _________________________


MAGNA ENTERTAINMENT CORP.


By: ____________________________

Name: __________________________

Title: _________________________

                                   EXHIBITS

Exhibit 1.1          Instrument of Assignment
Exhibit 1.2          Lease
Exhibit 1.3          Schedule of Payments to Employees
Exhibit 3.20         Bay Meadows Mark
Exhibit 7.4(a)       Form of Legal Opinion of Seller's Counsel
Exhibit 8.3(a)       Form of Legal Opinion of Buyer's Counsel
Exhibit 11(b)        Distributed Artwork